CERTIFICATE OF FORMATION

                                     OF

                       AEI INCOME & GROWTH FUND 23, LLC

     This certificate of Formation of AEI Income & Growth Fund 23, LLC (the "Company") is executed and filed by the undersigned as authorized person, to form a limited liability company under the Deleware Limited Liability Company Act (the "Act").

        1.  The name of the Company is AEI Income & Growth Fund 23, LLC.

        2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street,
Wilimington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of October, 1998.



By AEI Fund Management XXI, Inc.
Its Managing Member


/s/ ROBERT P JOHNSON
By  Robert P Johnson
Its President


                                                     STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 10/14/1998
                                                     981398736-2955675